Exhibit 1.1

4,500,000 Shares and 4,500,000 Warrants

OPEXA THERAPEUTICS, Inc.

Common Stock and Common Stock Purchase Warrants

UNDERWRITING AGREEMENT

__________, 2008

MDB Capital Group LLC
As Representative of the Several Underwriters named in Schedule I hereto
401 Wilshire Boulevard
Santa Monica, CA 90401

Ladies and Gentlemen:

Opexa Therapeutics, Inc., a Texas corporation (“Company”), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 4,500,000 shares of its common stock, $0.50 par value per share (the “Common Stock”) and an aggregate of 4,500,000 common stock purchase warrants, each warrant to purchase one share of common stock for an exercise period of five years commencing the date of issuance (the “Public Series E Warrants”).

It is understood that, subject to the conditions hereinafter stated, an aggregate of 4,500,000 shares of the Common Stock (the “Firm Shares”) and an aggregate of 4,500,000 Public Series E Warrants (the “Firm Warrants”) (together the Firm Shares and the Firm Warrants are referred to as the “Firm Securities”) will be sold to the several Underwriters named in Schedule I hereto (the “Underwriters”) in connection with the offering (the “Offering”) and sale of such Firm Securities.  MDB Capital Group LLC shall act as the representative (the “Representative”) of the several Underwriters.  In addition, as set forth below the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 2, an aggregate of up to 675,000 additional shares of the Common Stock (the “Optional Shares”) and an aggregate of up to 675,000 additional Series E Warrants (the “Optional Warrants”) (together the Optional Shares and Optional Warrants are referred to as the “Optional Securities”).  The Firm Securities and the Optional Securities are hereinafter called the “Securities.”

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-147167), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the time it became effective.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The final preliminary prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, the Closing Date and any Subsequent Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at the date hereof, the Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 11 hereof.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c) The term “Disclosure Package” shall mean, collectively, (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule III hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of ____________ (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 11 hereof.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof.

(e) The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative have reasonably requested for each of the Underwriters.

(f) The Company has not distributed and will not distribute, prior to the later of the Option Closing Date (as defined in Section 3 below) and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule III hereto or the Registration Statement.

(g) Malone & Bailey, PC, whose report appears in the Registration Statement, and included in the Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations.  The financial statements and schedules (including the related notes) included in the Registration Statement, and included in the Disclosure Package and the Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  All adjustments necessary for a fair presentation of results for such periods have been made.  The selected financial, operating and statistical data set forth in any preliminary prospectus included in the Disclosure Package and the Prospectus under the captions “Prospectus Summary,” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(h) Each of the Company and its Subsidiaries (as defined in Section 13 hereof) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary; each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except with respect to each of the foregoing representations, where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its subsidiaries considered as a whole) (“Material Adverse Effect”); and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result, individually or in the aggregate, in having a Material Adverse Effect.

(i) The capitalization of the Company is as set forth in the Disclosure Package and Prospectus, and the Common Stock and Warrants conform to the descriptions thereof contained under the caption “Description of Securities” in the Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound.  None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus.  The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.  Except as disclosed in the Disclosure Package, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary.

(j) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as described or contemplated in the Disclosure Package and the Prospectus:  neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries (except with respect to each of the foregoing, where any such default or violation would not result in a Material Adverse Effect).  Except for permits and similar authorizations required under the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement (except where such failure would not have a Material Adverse Effect).

(l) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(m) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Securities under the Company’s certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(n) The warrants to purchase Common Stock and warrants to purchase Series E Warrants to be issued to the Underwriters (the “Underwriter Warrants”) pursuant to Section 4(k) have been duly authorized for issuance.  The Company has reserved [900,000] shares of its Common Stock for issuance upon exercise of the Underwriter Warrants and when issued and paid for in accordance with the terms of the Underwriter Warrants and the underlying Series E Warrants, such Common Stock issuable thereunder will be validly issued, fully paid and nonassessable.  The issuance of the Common Stock pursuant to the Underwriter Warrants and the underlying Series E Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There will be no restrictions upon the voting or transfer of the Common Stock issuable pursuant to the Underwriter Warrants and the underlying Series E Warrants under the Company’s certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(o) The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(p)Except as described in the Disclosure Package and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate might result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Disclosure Package and the Prospectus.

(q) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a Material Adverse Effect.

(r) The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(s) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto.  The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(u) The Company and its Subsidiaries maintain insurance of the types and in the amounts its Board of Director has determined reasonable for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by companies of similar size and stage of development, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(w) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package or the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) Except as disclosed in the Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(y) Except as disclosed in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(z) The Securities and the Common Stock and Series E Warrants reserved for issuance under the Underwriter Warrants and Common Stock reserved for issuance under the underlying Series E Warrants have been approved for listing on The Nasdaq Global Market subject only to official notice of issuance.  The Common Stock and the Series E Warrants of the Company have been registered under Section 12(b) of the Exchange Act.

(aa) The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are currently effective and the rules and regulations promulgated in connection therewith.

(bb) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or under state securities laws or the laws of any foreign jurisdiction.

(cc) The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(dd) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(ee) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(ff) To the Company’s knowledge, the Company and its Subsidiaries own or possess the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are (i) necessary or material to conduct its business as now conducted and as described in the Disclosure Package and the Prospectus and as are (ii) necessary or material for the commercialization of the products described in the Disclosure Package and the Prospectus as being under development.  Except as set forth in the Disclosure Package and the Prospectus, (a) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property Rights that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights, of others that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property Rights owned by the Company or its Subsidiaries and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s knowledge, the operation of the business of the Company and its Subsidiaries as now conducted, and as described in the Disclosure Package and the Prospectus, and in connection with the development and commercialization of the products described in the Disclosure Package and the Prospectus does not infringe any claim of any patent or published patent application; (e) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company or its Subsidiaries invalid or any patent application owned or licensed by the Company unpatentable which has not been disclosed to the applicable government patent office; and (f) the Company’s granted or issued patents, registered trademarks, and registered copyrights have been duly maintained and are in full force and in effect, and none of the patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.  Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described therein in all material respects.  None of the technology or intellectual property used by the Company and its Subsidiaries in its business has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries, or, to the Company’s knowledge, any of its officers, directors, or employees or otherwise in violation of the rights of any persons.  No third party has been granted by the Company or its Subsidiaries rights to the Intellectual Property Rights of the Company or its Subsidiaries that, if exercised, could enable such party to develop products competitive to those of the Company as described in the Disclosure Package and the Prospectus.

(gg) The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its Subsidiaries (the “Company Patent Applications”).  To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications.  To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters.  The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

(hh) Neither the Company or any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained.  To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(ii) The studies that are referred to in the Disclosure Package and the Prospectus and their protocols were, to the Company’s knowledge, independently developed, analyzed and reported by the persons or entities conducting the clinical studies.  The prospective studies that are referred to in the Disclosure Package and the Prospectus were, to the Company’s knowledge, conducted in all material respects in accordance with experimental protocols, procedures and controls consistent with the standards applied in other studies in the industry.  The retrospective studies that are referred to in the Disclosure Package and the Prospectus were, to the Company’s knowledge, statistically analyzed to ensure the results presented therein are accurate in all material respects.  The descriptions of such clinical studies contained in the Disclosure Package and the Prospectus are accurate in all material respects.  The Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the “FDA”) or any foreign, state or local governmental or self-regulatory body exercising comparable authority requiring the termination, suspension or material modification of any such clinical studies, which termination, suspension or material modification would reasonably be expected to result in a Material Adverse Effect.

(jj) The Company and its Subsidiaries are in compliance in all material respects with all applicable rules and regulations of the FDA, or any foreign, state or local governmental or self-regulatory body exercising comparable authority, and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, the Good Manufacturing Practice regulations and similar foreign laws and regulations), the enforcement of which, individually or in the aggregate, would be expected to result in a Material Adverse Effect.

(kk) To the Company’s knowledge, there are no rulemaking or similar proceedings before the FDA, PTO, or any foreign, state or local governmental or self-regulatory body exercising comparable authority, which affect or involve the Company, its Subsidiaries, or any of the products that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would result in a Material Adverse Effect.

(ll) The Company and each Subsidiary possess such valid and current certificates, authorizations, approvals or permits issued by the appropriate state, federal, foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(mm) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Disclosure Package and the Prospectus that have not been described as required.

(nn) Except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(oo) The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(pp) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(qq) The market data and industry forecasts included in the Registration Statement and the Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(rr) Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase of the Securities by the Underwriters.

(a) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $__________ per share and $.15 per Public Warrant, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 7 hereof.  The Underwriters agree to offer the Firm Securities to the public as set forth in the Prospectus.

(b) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of forty five (45) days from the date hereof at the purchase price per Share set forth above.  The Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

3. Delivery of and Payment for Securities.  Delivery of certificates for the Firm Securities to be purchased by the Underwriters from the Company and payments therefor shall be made at the offices of MDB Capital Group LLC (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

The option to purchase the Optional Securities granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from the Representative.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Optional Securities are to be delivered (the “Option Closing Date”).  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”.)

Delivery of certificates for the Securities shall be made by or on behalf of the Company to the Representative, for the respective accounts of the Underwriters, against payment by the Representative, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company.  The certificates for the Securities shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representative at least one full Business Day prior to such Closing Date.  Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4. Covenants.  The Company covenants and agrees with each Underwriter that:

(a) During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b) After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) (i) If the preliminary prospectus included in the Disclosure Package is being used to solicit offers to buy the Securities and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters and to dealers, at its own expense, amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d) The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e) The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f) The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(g) The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (the “Lock-Up Period”).

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless the Representative waives, in writing, such extension.

(i) The Company shall cause each officer and director of the Company holding shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock during the 180 days (subject to an additional extension to accommodate for earnings or material news releases) following the effective date of the Registration Statement, except with the Representative’s prior written consent.

(j) The Company will use its best efforts to have the Securities and the Common Stock and Series E Warrants reserved for issuance under the Underwriter Warrants listed on the Nasdaq Global Market.

(k) On the First Closing Date, the Company shall issue to the Underwriters the Underwriter Warrants to purchase that number of shares of Common Stock and that number of Series E Warrants equal to ten percent of the Firm Securities (adjusted upward to the nearest whole share).  The Underwriter Warrants shall be in the form of Exhibit A attached hereto.  The Underwriter Warrants shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter Warrants to be purchased by an Underwriter shall represent the right to purchase a fractional share of Common Stock or fractional Public Warrant.

(l) Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters’ Questionnaires, Underwriters’ Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 4(f) hereof, (D) the filing fee of FINRA, (E) any applicable listing fees, (F) the cost of printing certificates representing the Securities, (G) the cost and charges of any transfer agent or registrar, (H) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Securities of which non-accountable expense allowance shall be paid to the Representative and (I) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.  It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.  If the sale of the Securities provided for herein is not consummated by reason of acts of the Company pursuant to Section 8(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

5.Conditions of Underwriters’ Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than ___ p.m., Eastern time, on the date of this Agreement, or such later time and date as the Representative shall approve and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s opinion, is material, or omits to state a fact which, in the Representatives opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) On each Closing Date, the Representative shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(d) On each Closing Date, the Representative shall have received the favorable opinion of _____________, special intellectual property/patent counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit C.

(e) On each Closing Date the Representative shall have received the favorable opinion of __________, special regulatory counsel for the Company, dated as of such Closing Date, the form of which is attached hereto Exhibit D.

(f) On each Closing Date the Representative shall have received the favorable opinion of Golenbock Eiseman Assor Bell & Peskoe LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(g) There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii) Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(iv) The signers of said certificate have carefully examined the Registration Statement and the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Package and the Prospectus which has not been so set forth; and

(vi) Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Representative’s judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(h) On the date hereof, and on each Closing Date, the Representative shall have received from Malone & Bailey, PC, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(i) The Securities and the Common Stock and the Series E Warrants reserved for issuance under the Underwriter Warrants shall have been duly authorized for listing on the Nasdaq Global Market.

(j) The “lock-up” agreements between the Representatives and the officers and directors of the Company listed on Schedule II, delivered to the Representative on or before the date hereof, shall be in full force and effect on each Closing Date.

(k) On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters.  The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative.  Any such cancellation shall be without liability of the Underwriters to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

6. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433 under the Securities Act or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, its directors, officers, employees and each person, if any who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage or liability, joint or several, as incurred, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative shall have the right to employ counsel to represent it and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in the Representative’s reasonable judgment, based upon the advice of counsel, it is advisable for the Representative and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

7.Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non- defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities.  If the non- defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(l) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary.

8. Effective Date and Termination.

(a) This Agreement shall become effective at ______ a.m., New York City time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which the Representative release the initial public offering of the Firm Securities for sale to the public.  The Representative shall notify the Company immediately after the Representative has taken any action which causes this Agreement to become effective.  Until this Agreement is effective, it may be terminated by the Company or by the Representative by giving notice as hereinafter provided to the Representative or by the Representative by giving notice as hereinafter provided to the Company, except that the provisions of Sections 4(l) and 6 shall at all times be effective.  For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Representative of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers.

(b) Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Representative’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(l) or 6 hereof.

Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c) This Agreement may also be terminated as provided in Section 7 hereof.

9.Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

10.Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	MDB Capital Group LLC
401 Wilshire Boulevard
Santa Monica, California 90401
Facsimile: (310) 526- 5020
Attention: Christopher A. Marlett

with a copy to:	Andrew D. Hudders, Esq.
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue – 40th Floor
New York, New York 10022
Facsimile (212) 907-0330

If to the Company:	Opexa Therapeutics, Inc.
2635 North Crescent Ridge Drive
The Woodlands, Texas 77381
Facsimile (281) 872-8585

with a copy to:	Michael C. Blaney, Esq.
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas, 77002
Facsimile (713) 615-5487

11.Information Furnished by Underwriters.  The statements set forth under the caption “Underwriting” in the table in the first paragraph concerning the number of shares each Underwriter has agreed to purchase and in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession and sales by Underwriters to discretionary accounts in any preliminary prospectus and the Prospectus, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

12.Parties.  This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.  The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

13. Definition of “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) ”Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) ”Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

15. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

OPEXA THERAPEUTICS, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED
as of the date first above mentioned:

MDB CAPITAL GROUP LLC,
as Representative of the Several Underwriters
named in Schedule I hereto

By:
[Authorized Signatory]

SCHEDULE I

Underwriting Agreement dated ______________, 2008

Underwriter	Number of Firm Securities to be Purchased
MDB Capital Group LLC

4,500,000

Schedule I

SCHEDULE II

Lock-Up Agreements

Schedule II

SCHEDULE III

Issuer Free Writing Prospectus

Schedule III

EXHIBIT A

Form of Underwriter Warrant

Exhibit A

EXHIBIT B

Form of Opinion of Company Counsel

Exhibit B

EXHIBIT C

Form of Opinion of Special Intellectual Property Counsel of the Company

Exhibit C

EXHIBIT D

Form of Opinion of Special Regulatory Counsel of the Company

Exhibit D